Investor and Media Contact:
Steven P. Eschbach, CFA
FuelCell Energy, Inc.
(203) 825-6000
seschbach@fce.com

FOR IMMEDIATE RELEASE

FUELCELL ENERGY TO COMBINE ITS CANADIAN SOLID OXIDE FUEL CELL OPERATIONS INTO VERSA POWER SYSTEMS

Transaction Strengthens Solid Oxide Fuel Cell Technology Development Under U.S. Department of Energy’s Solid State Energy Conversion Alliance Program

Danbury, Conn., October 20, 2004 -- FuelCell Energy, Inc. (NasdaqNM:FCEL), a leading manufacturer of large stationary fuel cell power plants for commercial and industrial customers, announced today that it has entered into an agreement to combine its Canadian solid oxide fuel cell (SOFC) operations into Versa Power Systems (Versa). In exchange, FuelCell Energy will receive stock in Versa, increasing its ownership position in Versa from 16 percent to 42 percent. Consolidating SOFC technology development into a single entity provides a greater opportunity to commercialize SOFC products under the U.S. Department of Energy’s (DOE) 10-year, $139 million Solid State Energy Conversion Alliance (SECA) Program. The closing is expected to take place on November 1, 2004.

“We believe that combining our Canadian SOFC operations with Versa, two entities with established core solid oxide fuel cell technology programs, will enhance our ability to advance to the latter phases of the SECA program,” said Jerry D. Leitman, Chairman and CEO of FuelCell Energy, Inc. “We see Versa as the vehicle for successful commercialization of SOFC products that will be complementary to our larger-scaled Direct FuelCell power plants that we are delivering to commercial, industrial and government customers today.”

“Having FuelCell Energy’s Canadian operations join Versa will expand our technology base to further advance our SECA program efforts and enable us to pursue other government-sponsored SOFC development projects,” said Robert Stokes, CEO of Versa. “Versa’s joint venture partners are committed to developing our SOFC technology into commercial products for target markets including remote sites, telecommunications, commercial and residential buildings, back-up, mobile standby and auxiliary power units in sizes ranging from 3 to 100 kilowatts.”

Versa, founded in September 2001, is a joint venture of the Gas Technology Institute, Electric Power Research Institute, the University of Utah, Materials and Systems Research Inc. and FuelCell Energy. Versa’s proprietary intellectual property (19 patents and pending patent applications), mutually developed and owned by the joint venture partners, includes a patented planar SOFC system and process that uses a unique cell configuration and components designed to enable operation at much lower temperature with increased power density.

FuelCell Energy joined the Versa team to pursue the DOE’s SECA Program in 2002. In April 2003, FuelCell Energy was selected by the DOE as the prime contractor for the cost-shared SECA program, with Versa as a sub-contractor. The $24 million, three-year Phase I award was finalized in September 2004. Other SECA team participants include Dana Corporation and Pacific Northwest National Laboratory.

FuelCell Energy’s Canadian SOFC operations, formerly part of Global Thermoelectric Inc. acquired by FuelCell Energy in November 2003, launched its SOFC development program in 1998. FuelCell Energy’s Canadian SOFC operations have developed a key proprietary fuel cell design and pilot manufacturing processes and methods. This cell design, combined with advanced stack technology, is now being tested in complete systems, with a focus on the development of stationary natural gas-fueled prototypes.

FuelCell Energy will be granted a second seat on Versa’s board, which will increase from six to seven members. Currently, Dr. Hansraj C. Maru, FuelCell Energy’s Chief Technology Officer, is a member of Versa’s board.

Under the terms of the agreement, all SOFC intellectual property, and the majority of the fixed assets of Fuel Cell Energy, Ltd., FuelCell Energy’s Canadian subsidiary, will be combined with Versa in exchange for 5,714 shares. When the transaction is completed, the Company will own 7,714 shares, or 42 percent, of the common shares of Versa. No cash will be exchanged in this transaction and employees of FuelCell Energy, Ltd. will become Versa employees. With FuelCell Energy’s SOFC operation being transferred to Versa, the Company does not expect to incur any continuing operating costs in fiscal 2005. The Company expects to incur future cash costs of approximately $1.5 million related to severance and facility consolidations in Calgary.

Prior to the completion of the transaction, all of the approximately 2 million issued and outstanding exchangeable shares of FuelCell Energy, Ltd. will be redeemed in exchange for shares of FuelCell Energy, Inc. common stock on a one-for-one basis. This has no impact on the total number of outstanding shares of FuelCell Energy’s common stock.

About SECA
The goal of the SECA program is to accelerate the commercialization of low-cost solid oxide fuel cells, a key element of DOE's commitment to developing clean, efficient, reliable and affordable power generation for virtually all markets. When fully developed as planned, this program will develop SOFC modules in the 3-kilowatt to 10-kilowatt size range that can be fitted together for combined heat and power products for applications up to 100 kilowatts. Target markets identified include remote sites, telecommunications, commercial and residential buildings, back-up, mobile standby and auxiliary power units.

The 10-year SECA program has three phases. The first phase will develop stationary modules in the 3 to 10 kilowatt size range and scalable systems for applications up to 100 kilowatts operating on natural gas with target efficiencies of 45 percent. The FuelCell Energy team started work on the Phase one in July 2003 via a pre-award authorization from the DOE.

Phases two and three will focus on enhancing system efficiencies to 50 percent and 55 percent, respectively, as well as operating on additional fuels such as propane and diesel. The development of hybrid power plants combining fuel cells with turbines and stirling engines will also be evaluated in the latter phases. Advancement to these stages is dependent upon successes achieved in Phase one and subsequent congressional appropriations.

SECA is a collaborative effort coordinated by two of the U.S. Department of Energy’s national laboratories - the National Energy Technology Laboratory (NETL) and the Pacific Northwest National Laboratory (PNNL) - supported by the DOE’s Office of Fossil Energy, NETL’s Strategic Center for Natural Gas, and other government agencies. This alliance of U. S. industry, universities, and other research organizations, represents a new model for joint government and private industry technology development. Additional information can be found at www.seca.doe.gov .

About FuelCell Energy, Inc.
FuelCell Energy, Inc., based in Danbury, Connecticut, is a world leader in the development and manufacture of high temperature hydrogen fuel cells for clean electric power generation. The Company has developed commercial distribution alliances for its carbonate Direct FuelCell products with MTU CFC Solutions, GmbH, a subsidiary of DaimlerChrysler, in Europe; Marubeni Corporation in Asia; Enbridge Inc. in Canada; Caterpillar, PPL Energy Plus, Chevron Energy Solutions, Alliance Power and LOGANEnergy in the U.S. FuelCell Energy developed its patented Direct FuelCell technology for stationary power plants with the U.S. Department of Energy through its Office of Fossil Energy's National Energy Technology Laboratory. The sub-megawatt fuel cell power plant is a collaborative effort using Direct FuelCell® technology of FuelCell Energy and the Hot Module® balance of plant design of MTU CFC Solutions.

FuelCell Energy is developing next generation high temperature fuel cell products, such as a diesel fueled marine Ship Service Fuel Cell, a combined-cycle DFC/Turbine® power plant. The Company is also developing solid oxide fuel cells for initial applications up to 100 kilowatts. More information is available at http://www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its fuel cell technology. All forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company's products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

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